# REGISTERED TRADEMARK TRANSFER CONTRACT

*by and between*

**Heilongjiang Yanglin Soybean Group Co., Ltd.**

*and*

**Faith Winner（Jixian）Development Company Limited**

**September 24th, 2007**

This Contract is entered into on September 24th, 2007 in [Jixian County, Heilongjiang Province, P.R.China] between the following Parties:

The Assigner: HeilongjiangYanglin Soybean Group Co., Ltd. (hereinafter referred to as the "Company")
Business License No.: 2305002100498
Legal Representative: Mr. Liu Shulin
Registered Address: Hedong District, Fuli Town, Jixian County, Helongjiang Province

The Assignee: Faith Winner (Jixian) Agriculture Development Company Limited ("Faith Winner (China)")
Business License Registration No.: QiduheizongziNo.001195
Legal Representative: Mr. Liu Shulin
Registered Address: Hedong District, Fuli Town, Jixian County, Shuangyashan Heilongjiang

(Assigner and Assignee are referred to collectively in this Contract as "Parties" or "both Parties", and individually as "a Party")

**WHEREAS:**

(1) Assigner's business scope is as follows: purchase the soybean and process the soybean products, etc;

(2) Assignee's major business scope is: providing technical support and consigned management services on agriculture development, technical support, technical transfer, and information consulting (excluding the restricted projects);

(3) Assigner duly owns the exclusive right to use the trademark granted by Trademark Office of PRC State Administration of Industry and Commerce ("Trademark Office") and agrees to transfer all its all the registered trademarks to Assignee, and Assignee agrees to pay consideration to Assigner ,

**NOW, THEREFORE,** the Parties hereby agree to execute this trademark transfer contract ("this Contract") as follows:

## I DEFINITION

Except as otherwise provided under the terms of this Contract, the following terms shall have the meanings set forth below:

"**This Contract**" shall mean this Contract and its Appendix 1;

"**Signing date**" shall mean the date of signing this Contract as provided herein;

"**Trademarks**" shall mean all registered trademarks (as listed in Appendix1) transferred Assigner to Assignee in accordance with this Contract.

"**RMB**" shall mean Renminbi, the lawful currency of the PRC;

"**Consideration**" shall mean the costs set out in this Contract for Trademark transfer which is to be paid by Assignee;

"**Business day**" shall mean a day other than Saturday, Sunday and other days on which the commercial banks in the PRC are generally closed for business;

"**PRC**" refers People's Republic of China, in context of this Contract, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan;

"**PRC laws**" refers to the effective laws, regulations, policies or other enforceable legal documentations of People's Republic of China, and future effecting laws, regulations, policies or other enforceable legal documents. Moreover, except as otherwise provided, laws refer to the amended and updated versions (Excluding that of Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan).

## II REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties by Assigner

- 2.1.1 Assigner warrants that it has good title of the Trademark without licensing any other party to use the Trademark, and there are no mortgages or any other encumbrances.
- 2.1.2 Assigner agrees to transfer the all rights in connection with the Trademark to Assignee, including without limitation the title of the Trademark and right to license.
- 2.1.3 After the execution of this Contract, the Assigner shall, upon the request of Assignee, sign the Application Form of Registered Trademark as well as facilitate the Assignee to transfer the Trademark; the Assigner shall assume the obligation to negotiate with the Trademark Office on the matters in connection with the transfer of Trademark and guarantee the completion of the assignment of all rights with respect of the Trademark hereunder.
- 2.1.4 Assigner agrees to observe and implement all the terms and conditions herein.

2.2 Representations and Warranties by Assignee

2.2.1 Assignee warrants to Assigner it shall pay the Consideration in accordance with the manners and amount as provided in this Contract.

2.2.2 Assignee shall submit the application to Trademark Office for transfer of Trademark following [ 20 ] days of execution of this Contract.

2.2.3 Assignee agrees to observe and implement all the terms and conditions herein.

## III TRANSFER OF TRADEMARK

3.1 Assignee shall be entitled to transfer or license the trademark following the execution of this Contract. Without assent by Assigner, the Assignee shall not be entitled to use the Trademark.

3.2 Assignee shall be the registered owner of the Trademark and be entitled to all rights with respect of the Trademark including without limitation the ownership, right to use, and right to license as of the date of gazette following the approval and trademark gazette by Trademark Office .

## IV CONSIDERATION FOR TRANSFEROF TRADEMARK

4.1 The Consideration for transfer of Trademark shall be one million US dollars which shall be converted into Renminbi according to the base exchange rate announced by the bank on the date of submission of consideration, and subject to adjustment based on the minimum appraised value on trademark rights allowed under PRC laws and regulations for such transfer.

## V TAXATION AND FEES

5.1 Each party shall bear the taxes and fees it shall bear in accordance with the relevant PRC laws respectively.

## VI FORCE MAJEURE

"Force Majeure" refers to any event, condition, situation or the combination of events, conditions and situations, which is outside the direct or indirect reasonable control of affected Party, and cannot be reasonably anticipated or avoided by the affected Party, and which prevents or inevitable postpones either Party's performance under this Contract. Neither Party shall be liable to the other for any delay or failure to perform its obligation under this Contract, if such failure or delay is due to Force Majeure. However, the affected Party shall promptly notify the other Party in writing of any delay or failure to perform due to Force Majeure. After the Force Majeure disappears, each Party shall continue to perform under this Contract.

## VII LIABILITY OF BREACH

After this Contract becomes effective, it shall constitute a breach hereof, if either Party is in non-performance, or incomplete performance hereunder, or is otherwise in default of any of the provisions. The non-breaching Party shall give the breaching Party reasonable time to cure any default. If the breaching Party does not cure the default within the reasonable time, the non-breaching Party shall hold the breaching Party liable for all the damages resulting from breaching Party's default. The breaching Party is liable for all damages, including economic loss. The breaching Party shall also be responsible for the other Party's attorney fees, litigation and arbitration costs incurred as a result of the default. However, the damages shall not exceed the amount that can be reasonably foreseen by the breaching party at the time of execution of this Contract.

## VIII EFFECTIVE DATE

**8.1 Effective Date of Contract**

This Contract shall be effective on the date of its execution (If it is signed by an authorized representative, a power of attorney shall be provided).

**8.2 Effective Date of Transfer**

The transfer of Trademark shall be effective on the date of approval and trademark gazette by Trademark Office.

## IX GOVERNING LAW AND DISPUTE RESOLUTION

9.1 The validity, interpretation, performance and dispute resolution with respect to this Contract, shall be governed by laws of the People Republic of China.

9.2 Any dispute arising from this Contract shall be resolved by both Parties through consultation if the Parties can not reach an agreement within 30 days after the dispute arises, either Party may submit the dispute to Beijing Arbitration Commission for arbitration under its applicable rules. The arbitration award should be final and binding upon both parties, if the losing party refuses to enforce the arbitration award, the winning party may seek enforcement of arbitration award in a PRC court with jurisdiction over the dispute; and the winning party shall have the right to ask the losing party to pay for all professional service (including but not limited to legal counsel service, arbitration fees, enforcement fees) costs in the course of arbitration and other related costs.

9.3 During the course of dispute resolution, the Parties shall continue to perform other terms hereunder, unless otherwise ordered by the court.

## X EFECTIVENESS, MODIFICATION, CANCELLATION, TERMINATION

10.1 The Contract shall take effect on the Effective Date and shall continue until the

Contract is terminated pursuant to Section 10.2 hereof.

10.2 This Contract shall remain effective until the earliest of (i) the acquisition of the 100% of the equity interest of Assigner by Assignee or any designee of Assignee, (ii) the acquisition of all or substantially all assets of Assigner by Assignee or any designees of Assignee, (iii) 30 days following the receipt of Assigner from Assignee a written notice to terminate this Contract, or (iv) the date this Contract ceases to be valid under the PRC law. If it ceases to be effective because of item (iv) in the foregoing but not (i), (ii) or (iii), then this Contract is deemed to be automatically renewed.

10.3 The modification of this Contract may be conducted through consultation by both Parties and become effective through the written agreement; otherwise, the Contract shall be still effective if the Parties cannot reach an agreement on the modification.

## XI MISCELLANEOUS

11.1 Any representation, warranty and undertaking made by one Party to the other, shall be complete and genuine, the other Party shall rely on such representation, warranty and undertaking on the execution hereof and treated them as the condition precedent. After the effective date, if either Party discovers the representation is not complied with facts, the Party shall disclose immediately the facts to the other Party. Each Party warrants to the other Party that all the losses, costs, expenses, or obligations resulted by its default of any representation and warranty shall be compensated at its own expense.

11.2 Any statement, warranty and undertaking shall be separate and independent under this Contract, which shall not be limited by any provisions, except provided otherwise.

11.3 If any provision of this Contract is construed as illegal, invalid, or unenforceable according to the P.R.C laws, they shall not affect the legality, validity and enforcement of other provisions of this Contract. If any provision is deemed to be illegal, invalid, or unenforceable, both Parties shall modify this Contract through bona fide negotiation in the acceptable manner and to the largest extent to realize the original intents of both Parties.

11.4 This Contract constitutes the entire document between the Parties relating to this the provisions hereunder, which together with the Appendix1, represents both Parties' genuine consent. This Contract supersedes all written or oral intentions, representations and understandings etc. with respect to subject matters hereunder before the execution of this Contract.

11.5 Except as otherwise provided by the laws, either Party's failure or delay of exercise of any right under this Contract does not constitute a waiver of any right. Exercising any right solely or partly shall not prevent the exercise of any other right, or privilege.

11.6 All headings in this Contract are for convenience of reference only, shall not be affect the construction or interpretation of the Contract.

11.7 Except otherwise provided under this Contract, the mentioned article, clause and refer to the article, clause and of this Contract.

11.8 Any notice required to be given or delivered to either Party under the terms of this Contract shall be in writing and addressed to such Assignee by personal delivery, fax, registered air mail at the address indicated on the first page of this Contract or such other address provided by the Party in writing. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery: 2 business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery.

11.9 Both Parties may sign additional contract on matters related to this Contract. Such supplemental contract and this Contract have the same effect.

11.10 Appendix of this Contract is an integral part of this Contract and shall have the same effect.

11.11 This Contract is written in both English and Chinese. Both versions shall be equally valid and authentic. This Contract is prepared in two duplicates for each version, each Party holds one copy.

**[Signature Page Only]**

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Contract.

For and on behalf of:

**Heilongiang Yanglin Soybean Group Co., Ltd. (Seal)**

Legal Representative (or Authorized Representative) Signature

**Faith Winner Agriculture (Jixian) Development Company Limited (Seal)**

Legal Representative (or Authorized Representative) Signature

## Appendix 1 : Trademark Information Chart

| No. | Registration No. | Approval Authority | Approved Category | Valid Term |
|---|---|---|---|---|
| 1 | 1587278 | Trademark Office | Category 29; Meat, pork food, canned meat, pickles, eggs, milk, milk products, edible oil, edible fats, dry edible fungi. | From June 14th, 2001 to June 13th, 2011. |
| 2 | 1586742 | Trademark Office | Category 31; Beans (unprocessed), live animals, fresh vegetables, fresh mushroom, fodder, feed additives for non-medical use, wheat, grain (cereals), corn, unprocessed rice. | From June 14th, 2001 to June 13th, 2011. |